EXHIBIT (23) (i)

            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Annual Report on Form 10-KSB under the  Securities  Exchange Act of 1934 of Mesa  Laboratories,  Inc. for the
year ended March 31, 2005 of our reports  dated April 29, 2005 and  contained in registration  Statements  NO.  33-89808,  333-02074,  333-18161,  333-48556  and
333-122911 of Mesa  Laboratories,  Inc. on Form S-8 under the  Securities Act of
1933  insofar  as  such  reports  relate  to the  financial  statements  of Mesa
Laboratories, Inc. for the year ended March 31, 2005.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

June 21, 2005
Denver, Colorado